UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 8, 2006

Date of Report (Date of earliest event reported)

Heartland Oil and Gas Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-32669	91-1918326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Broadway, Suite 1480

Denver, CO 80202

(Address of principal executive offices)

(303) 405-8450

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2006, Charles Willard, resigned as an executive officer and employee of Heartland, effective December 12, 2006. Mr. Willard served as the company’s Chief Operating Officer and was President of Heartland Gas Gathering LLC.

Item 8.01.	Other Events.

On December 8, 2006, Heartland Oil and Gas Corp. received a bridge loan of an aggregate of $65,000.00 (the “Bridge Amount”) from SDS Capital Group, Ltd. pursuant to a secured promissory note (the “Note”). The Note matures on March 28, 2007 (the “Maturity Date”) and carries an interest rate of 18% per annum. The Note is intended to be secured by Heartland’s assets under the Security Agreement dated September 29, 2006. Heartland may prepay the Bridge Amount plus accrued and unpaid interest in full and in cash at any time prior to the Maturity Date.

The Note contains customary negative covenants, including a covenant on Heartland not to incur additional indebtedness, and the Note contains customary events of default.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Form of Secured Promissory Note dated December 7, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on as its behalf by the undersigned hereunto duly authorized.

Heartland Oil and Gas Corp.
(registrant)

Date December 13, 2006	By	/s/ Philip S. Winner
Philip S. Winner
Chief Executive Officer